Exhibit 99.2

CANADA	SUPERIOR COURT

PROVINCE OF QUÉBEC DISTRICT OF MONTRÉAL No.: 500-11-036133-094	Commercial Division Sitting as a court designated pursuant to the Companies’ Creditors Arrangement Act, R.S.C., c. C-36, as amended

IN THE MATTER OF THE PLAN OF COMPROMISE OR ARRANGEMENT OF:

ABITIBIBOWATER INC., a legal person incorporated under the laws of the State of Delaware, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
ABITIBI-CONSOLIDATED INC., a legal person incorporated under the laws of Canada, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
BOWATER CANADIAN HOLDINGS INC., a legal person incorporated under the laws of the Province of Nova Scotia, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
the other Petitioners listed on Appendices “A”, “B” and “C”;

Petitioners
And
ERNST & YOUNG INC., a legal person under the laws of Canada, having a place of business at 800 René-Lévesque Blvd. West, Suite 1900, in the City and District of Montréal, Province of Quebec, H3B 1X9;

Monitor

FORTY-THIRD REPORT OF THE MONITOR

JUNE 3, 2010

INTRODUCTION

1.	On April 17, 2009, Abitibi-Consolidated Inc. (“ACI”) and its subsidiaries listed in Appendix “A” hereto (collectively with ACI, the “ACI Petitioners”) and Bowater Canadian Holdings Incorporated (“BCHI”), its subsidiaries and affiliates listed in Appendix “B” hereto (collectively with BCHI, the “Bowater Petitioners”) (the ACI Petitioners and the Bowater Petitioners are collectively referred to herein as the “Petitioners”) filed for and obtained protection from their creditors under the Companies’ Creditors Arrangement Act (the “CCAA” and the “CCAA Proceedings”) pursuant to an Order of this Honourable Court, as amended on May 6, 2009 (the “Initial Order”). Pursuant to an Order of this Honourable Court dated November 10, 2009, Abitibi-Consolidated (U.K.) Inc., a subsidiary of ACI, was added to the list of the ACI Petitioners.

2.	Pursuant to the Initial Order, Ernst & Young Inc. (“EYI”) was appointed as monitor of the Petitioners (the “Monitor”) under the CCAA and a stay of proceedings in favour of the Petitioners was granted until May 14, 2009 (the “Stay Period”). The Stay Period has been subsequently extended to June 18, 2010 pursuant to further Orders of this Honourable Court.

3.	On April 16, 2009, AbitibiBowater Inc. (“ABH”), Bowater Inc. (“BI”), and certain of their direct and indirect U.S. and Canadian subsidiaries, including BCHI and Bowater Canadian Forest Products Inc. (“BCFPI”) (collectively referred to herein as “U.S. Debtors”), filed voluntary petitions (collectively, the “Chapter 11 Proceedings”) for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “U.S. Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”).

4.	BCHI, Bowater Canada Finance Corporation, Bowater Canadian Limited, AbitibiBowater Canada Inc., BCFPI, Bowater LaHave Corporation and Bowater Maritimes Inc. have commenced both CCAA Proceedings and Chapter 11 Proceedings and are referred to herein collectively as the “Cross-Border Petitioners” and are also included in the definition of “Petitioners”.

5.	The Petitioners are all subsidiaries of ABH (ABH, collectively with its subsidiaries, are referred to as the “ABH Group”).

6.	On April 17, 2009, ABH and the petitioners listed on Appendix “C” hereto (collectively with ABH, the “18.6 Petitioners”) obtained Orders under Section 18.6 of the CCAA in respect of voluntary proceedings initiated under Chapter 11 of the U.S. Bankruptcy Code and EYI was appointed as the information officer in respect of the 18.6 Petitioners.

7.	On April 16, 2009, ACI and ACCC filed petitions for recognition under Chapter 15 of the U.S. Bankruptcy Code. On April 21, 2009, the U.S. Bankruptcy Court granted the recognition orders under Chapter 15 of the U.S. Bankruptcy Code.

8.	On April 22, 2009, the Court amended the Initial Order to extend the stay of proceedings to the partnerships (the “Partnerships”) listed in Appendix “D” hereto.

BACKGROUND

9.	ABH is one of the world’s largest publicly traded pulp and paper manufacturers. It produces a wide range of newsprint and commercial printing papers, market pulp and wood products. The ABH Group owns interests in or operates pulp and paper facilities, wood products facilities and recycling facilities located in Canada, the United States, the United Kingdom and South Korea. The Petitioners’ United Kingdom subsidiary, Bridgewater Paper Company Ltd. (“Bridgewater”), filed for administration, pursuant to the United Kingdom’s Insolvency Act of 1986, on February 2, 2010. The UK administrator announced on May 19, 2010 that it had sold the property formerly owned by Bridgewater.

10.	Incorporated in Delaware and headquartered in Montreal, Quebec, ABH functions as a holding company and its business is conducted principally through four direct subsidiaries: BI, Bowater Newsprint South LLC (“Newsprint South”) (BI, Newsprint South and their respective subsidiaries are collectively referred to as the “BI Group”), ACI (ACI and its subsidiaries are collectively referred to as the “ACI Group”) and AbitibiBowater US Holding LLC (“ABUSH”) (ABUSH and its respective subsidiaries are collectively referred to as the “DCorp Group”).

11.	ACI is a direct and indirect wholly-owned subsidiary of ABH.

12.	ABH wholly owns BI which in turn, wholly owns BCHI which, in turn, indirectly owns BCFPI which carries on the main Canadian operations of BI.

13.	ACCC, a wholly-owned subsidiary of ACI, and BCFPI hold the majority of ABH’s Canadian assets and operations.

PURPOSE

14.	This is the forty-third report of the Monitor (the “Forty-Third Report”) in these CCAA Proceedings, the purpose of which is to report to this Honourable Court with respect to the following:

(i)	the Petitioners’ four-week cash flow results for the period from April 5, 2010 to May 2, 2010 (the “Reporting Period”), in accordance with the first stay extension order of this Honourable Court dated May 14, 2009 (the “First Stay Extension Order”), and to provide details with respect to the following:

(a)	an update in respect of the market condition overview in the forest products industry provided in the forty-first report of the Monitor dated May 5, 2010 (the “Forty-First Report”);

(b)	the receipts and disbursements of the ACI Group and BCFPI for the Reporting Period with a discussion of the variances from the respective forecasts (the “ACI Forecast” and the “BCFPI Forecast”) as set forth in the Forty-First Report;

(c)	the current liquidity and revised cash flow forecasts of the ACI Group and BCFPI for the 13-week period ending August 1, 2010; and

(d)	an update with respect to certain key performance indicators (“KPIs”) tracked by the Petitioners.

TERMS OF REFERENCE

15.	In preparing this Forty-Third Report, the Monitor has been provided with and, in making comments herein, has relied upon unaudited financial information, the ABH Group’s books and records, financial information and projections prepared by the ABH Group and discussions with management of the ABH Group (the “Management”). The Monitor has not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information and, accordingly, the Monitor expresses no opinion or other form of assurance in respect of such information contained in this Forty-Third Report. Some of the information referred to in this Forty-Third Report consists of forecasts and projections. An examination or review of the financial forecast and projections, as outlined in the Canadian Institute of Chartered Accountants Handbook, has not been performed. Future-oriented financial information referred to in this Forty-Third Report was prepared by the ABH Group based on Management’s estimates and assumptions. Readers are cautioned that, since these projections are based upon assumptions about future events and conditions the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant.

16.	Capitalized terms not defined in this Forty-Third Report are as defined in the previous reports of the Monitor and the Initial Order. All references to dollars are in U.S. currency and are translated at a rate of CDN$1.00=US$0.98 unless otherwise noted.

17.	Copies of all of the Monitor’s Reports, in both English and French, including a copy of this Forty-Third Report, and all motion records and Orders in the CCAA Proceedings will be available on the Monitor’s website at www.ey.com/ca/abitibibowater. The Monitor has also established a bilingual toll-free telephone number that is referenced on the Monitor’s website so that parties may contact the Monitor if they have questions with respect to the CCAA Proceedings.

18.	Copies of all of the U.S. Bankruptcy Court’s orders are posted on the website for Epiq Bankruptcy Solutions LCC (“Epiq”) at http://chapter11.epiqsystems.com/abitibibowater. The Monitor has included a link to Epiq’s website from the Monitor’s website.

CURRENT MARKET CONDITIONS IN THE FOREST PRODUCTS INDUSTRY

19.	Pursuant to the First Stay Extension Order, the Monitor has provided this Honourable Court with regular reports on the Petitioners’ cash flows for each reporting period following the date of the First Stay Extension Order. These reports have included details with respect to the market conditions in the forest products industry.

20.	According to a report on RISI.com (a leading forest products industry source) on May 14, 2010 (the “RISI Report”), the price of pulp has continued to rise. The RISI Report notes that the price of northern softwood bleached kraft pulp (“NSBK”) is currently $1,000 per tonne, the highest price for pulp since 1995 (not adjusted for inflation), as illustrated in the chart below.

21.	As illustrated below, prices for newsprint have been increasing since the historic lows of 2009.

22.	The Petitioners announced on May 17, 2010 that they would be indefinitely idling their Gatineau facility. The Gatineau mill had been temporarily idled on April 15, 2010 and is capable of producing approximately 360,000 tonnes of newsprint and commercial printing papers per year. The Gatineau mill supplied a significant proportion of its output to the European market.

23.	Kruger Inc. (“Kruger”), a competitor of the Petitioners, announced on May 19, 2010 that it would be idling production at two facilities, including its mill in Trois-Rivieres, Quebec, which produces coated and supercalendered paper and a machine at its Wayagamack mill, which produced directory paper (and which had been idled since the end of 2009). Kruger has noted that these actions were taken as a result of persistently poor market conditions and the high value of the Canadian dollar.

24.	The RISI Report noted that the reorganization plan of Smurfit-Stone Container Canada Inc. (“Smurfit”), another Canadian forest product company, was approved in Canada. Smurfit’s insolvency proceeding included filings in both Canada (pursuant to the CCAA) and the United States (pursuant to Chapter 11 of the U.S. Bankruptcy Code).

RECEIPTS AND DISBURSEMENTS FROM APRIL 5, 2010 TO MAY 2, 2010 FOR THE ACI GROUP AND BCFPI

The ACI Group

25.	The table below summarizes the ACI Group’s (including DCorp) actual receipts and disbursements for the Reporting Period, which is detailed in Appendix “E” of this Forty-Third Report, with a comparison to the ACI Forecast amounts provided in the Forty-First Report.

The ACI Group

	US$000
	Actual	Forecast	Variance
Opening Cash	$190,514	$190,514	$—	—

Receipts	195,970	183,422	12,548	7%

Disbursements
Net Trade Disbursements	(102,165)	(103,993)	1,828	2%
Intercompany	2,164	—	2,164	N/A
Other	(66,666)	(80,418)	13,752	17%

	(166,667)	(184,411)	17,744	10%
Financing
Securitization Inflows / (Outflows)	—	(1,235)	1,235	100%
Adequate Protection by DCorp to ACCC Term Lenders	(3,180)	(3,181)	1	0%
Financing Fees	(121)	—	(121)	N/A
Restructuring & Other Items	(6,250)	(4,250)	(2,000)	(47)%
Foreign Exchange Translation	(8,509)	—	(8,509)	N/A

	(18,060)	(8,666)	(9,394)	(108)%

Net Cash Flow	11,243	(9,655)	20,898	216%

Ending Cash	$201,757	$180,859	$20,898	12%

Immediately Available Liquidity	$254,708	$252,142	$2,566	1%

Total Available Liquidity	$318,854	$312,458	$6,396	2%

26.	The chart above translates funds in Canadian dollars at a rate of CDN$1.00=US$0.90 while the forecast in Appendix “G” uses a rate of CDN$1.00=US$0.98 to more closely match current currency exchange rates.

27.	As detailed in the twenty-ninth report of the Monitor dated December 16, 2009 (the “Twenty-Ninth Report”) the sale of the ACCC MPCo Interest closed on December 9, 2009 for gross proceeds of CDN$615 million (the “Proceeds”). Certain of the Proceeds were paid to the Monitor for distribution as follows:

(i)	CDN$200.0 million to the Senior Secured Noteholders (i.e. the holders of the 13.75% notes due 2011); and

(ii)	CDN$130.0 million to the ACI Group pursuant to the ULC DIP Facility.

28.	The Monitor continues to hold the following amounts related to the sale of the ACCC MPCo Interest pursuant to an order of this Honourable Court dated November 16, 2009:

(i)	CDN$50.0 million that is available as liquidity to the ACI Group subject to providing notice to certain creditors (the “ULC DIP Facility Available Upon Notice”);

(ii)	CDN$50.0 million that is available to the ACI Group subject to Court approval for the use of such funds (the “ULC DIP Facility Available Upon Court Approval”); and

(iii)	Approximately CDN$52.3 million that is not available to the ACI Group (the “Restricted ULC Reserve Deposit”).

29.	The Monitor will continue to hold the funds related to the sale of the ACCC MPCo Interest until further order of this Honourable Court.

30.

Pursuant to an order issued by the U.S. Bankruptcy Court, funds related to the sale of certain DCorp recycling assets, approximately $11.3 million, (the “Recycling Proceeds”) and funds related to the sale of DCorp’s West Tacoma mill, approximately $4.1 million, (the “West Tacoma Proceeds”) are only available to the ACI Group on ten days’ notice to the agent for the ACCC Term Lenders. The Recycling Proceeds and West Tacoma Proceeds are held in a designated account and are separate from the ACI Group’s general operating funds.

31.	During the Reporting Period, the Monitor received approximately $2.6 million related to the sale of ACCC’s St. Raymond sawmill (the “St. Raymond Proceeds”). The St. Raymond Proceeds will be held by the Monitor until further order of this Honourable Court.

32.	As shown in the table above, the ACI Group’s total receipts for the Reporting Period, net of joint venture remittances, were approximately $12.5 million higher than projected in the ACI Forecast. Disbursements were approximately $17.7 million lower than projected in the ACI Forecast and Financing net cash outflows were approximately $9.4 million more than projected in the ACI Forecast. Overall, the ending cash balance was approximately $20.9 million higher than the ACI Forecast and Immediately Available Liquidity was approximately $2.6 million higher than the ACI Forecast.

33.	“Immediately Available Liquidity” in the chart above includes cash on hand plus liquidity available pursuant to the ULC DIP Facility Available Upon Notice and amounts available through the ACI Group’s Amended Securitization Program. “Total Available Liquidity” includes Immediately Available Liquidity plus the ULC DIP Facility Available Upon Court Approval, the Recycling Proceeds, the St. Raymond Proceeds, proceeds related to the sale of equipment at DCorp’s Alabama River facility (the “Alabama River Equipment Proceeds”) and the West Tacoma Proceeds. Proceeds received from the sale of DCorp’s Lufkin facility will be included in Total Available Liquidity when the sale closes (approximately $20.5 million, the “Lufkin Proceeds”).

Receipts

34.	A breakdown of the receipts for the Reporting Period is outlined in the table below:

			$US 000
Receipts	Para.		Actual	Forecast	Variance	Variance %
A/R Collections	35	(i)	$171,168	$164,644	$6,524	4%
Intercompany A/R Settlement	35	(i)	10,145	—	10,145	N/A
Joint Venture Remittances, Net	35	(i)	(19,341)	(20,474)	1,133	6%
Collections on Behalf of Joint Ventures	35	(ii)	766	18,720	(17,954)	(96)%

Net A/R Collections			162,738	162,890	(152)	(0)%
Other Inflows	35	(iii)	33,232	20,532	12,700	62%

Total Receipts			$195,970	$183,422	$12,548	7%

35.	The variance analysis has been compiled based on discussions with Management and the following represents the more significant reasons for the variances:

(i)	A/R Collections, inclusive of receipts related to Intercompany A/R Settlements, net Joint Venture Remittances, and Collections on Behalf of Joint Ventures, were approximately $162.7 million during the Reporting Period compared to a forecast amount of $162.9 million resulting in a nominal variance.

Intercompany A/R Settlements represent payments to the ACI Group from an affiliated ABH Group entity for ACI Group accounts receivable that were collected by the affiliated entity, such as BI or BCFPI.

(ii)	Collections on Behalf of Joint Ventures totalled approximately $0.8 million during the Reporting Period. This amount represents amounts collected by the ACI Group for accounts receivable that belong to a joint venture partner. Such amounts will be paid to the joint venture partner on a monthly basis or in accordance with the joint venture agreement. The collections on behalf of joint ventures were $0.8 million for the Reporting Period as compared to a forecast amount of approximately $18.7 million, resulting in a negative variance of approximately $18.0 million.

This variance is partly due to the fact that certain portions of amounts collected on behalf of joint ventures are also included in the “A/R Collections” line and have not yet been specifically allocated to “Collections on Behalf of Joint Ventures” as these amounts are allocated on a monthly basis.

During the Reporting Period, disbursements related to Joint Venture Remittances totalled approximately $19.3 million resulting in a positive variance of approximately $1.1 million.

(iii)	Other Inflows, which includes sales of woodchips to third parties, tax refunds and other miscellaneous receipts, totalled approximately $33.2 million during the Reporting Period. The ACI Forecast included projected receipts of $20.5 million, resulting in a positive variance of approximately $12.7 million. The primary reason for this difference is that certain sales tax refund receipts, which were forecast to be received at the end of May, were collected during the Reporting Period. Significant receipts included:

(a)	Approximately $14.2 million in respect of sales tax refunds; and

(b)	Approximately $1.4 million for the sale of wood chips.

Disbursements

36.	A breakdown of the disbursements related to Net Trade Disbursements for the Reporting Period is outlined below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
Trade Payables	37	(i)	$(106,057)	$(100,538)	$(5,519)	(5)%
Intercompany A/P Settlement	37	(i)	3,892	—	3,892	N/A
Capital Expenditures	37	(ii)	—	(3,455)	3,455	100%

Net Trade Disbursements			$(102,165)	$(103,993)	$1,828	2%

37.	The variance analysis with respect to the disbursements for the more significant variances has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Disbursements related to Trade Payables were approximately $106.1 million during the Reporting Period, which was approximately $5.5 million greater than the ACI Forecast. This negative variance can be explained by the fact that:

(a)	Capital Expenditures have been included in the actual amount for Trade Payables disbursements until such time as the ACI Group identifies and allocates the disbursements which are capital in nature; and

(b)	The ACI Group regularly disburses amounts on behalf of other affiliated entities which are included in Trade Payables (as noted above, the ACI Group was reimbursed by affiliates for approximately $3.9 million of such amounts, detailed on the Intercompany A/P Settlements line, during the Reporting Period). The quantum of amounts disbursed on behalf of other entities is not known until such time as the Petitioners reconcile their intercompany accounts, which is done on a regular basis.

(ii)	As noted above, Capital Expenditures are not tracked on a weekly basis. The disbursements related to capital expenditures have been included in the Trade Payables disbursement line.

38.	The net cash flows related to intercompany collections are detailed in the chart below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	38	(i)	$22,974	$—	$22,974	N/A
Intercompany A/R Settlements	38	(ii)	(20,810)	—	(20,810)	N/A

			$2,164	$—	$2,164	N/A

(i)	A/R Collections – Affiliates totalled approximately $23.0 million during the Reporting Period. As part of its normal Cash Management System, the ACI Group regularly collects accounts receivable on behalf of other ABH Group entities. As it is not possible to forecast which customers will incorrectly pay the ACI Group on behalf of the other entities, collections on behalf of affiliates are not forecast by the Petitioners. The funds are paid on a regular basis by the ACI Group to the appropriate ABH Group entity, which payments are reflected in the Intercompany A/R Settlements line of the “Intercompany” section of the cash flow statement. As discussed in the next section, an amount of approximately $20.8 million was paid out to affiliates during the Reporting Period by the ACI Group to reimburse affiliates for collections made on their behalf by the ACI Group.

(ii)	The ACI Group does not forecast the disbursement of Intercompany A/R Settlements as it is not possible to predict which customers will pay the incorrect ABH Group entity for accounts receivable. The corresponding receipt of these amounts collected from affiliate customers is included in the A/R Collections – Affiliates line included in the “Intercompany” section of the cash flow statement.

39.	Disbursements related to “Other” items are summarized in the chart below:

	Para.		$US 000			Variance %
			Actual	Forecast	Variance
Marine Freight Payments	39	(i)	$(6,859)	$(8,299)	$1,440	17%
Utility Payments	39	(ii)	(21,906)	(31,335)	9,429	30%
Payroll & Benefits	39	(iii)	(37,901)	(40,784)	2,883	7%

			$(66,666)	$(80,418)	$13,752	17%

(i)	Marine Freight Payments totalled approximately $6.8 million during the Reporting Period. This compares to an amount of $8.3 million in the ACI Forecast. This positive variance is primarily due to the fact that a payment to a major shipper was made after the Reporting Period. Lower sales tonnage requiring the use of marine freight also contributed to this variance.

(ii)	Utility Payments totalled approximately $21.9 million during the Reporting Period. This compares to an amount of approximately $31.3 million in the ACI Forecast. The ACI Forecast contemplated that contractually agreed upon amounts (representing an estimate of consumption) would be paid to certain hydroelectricity suppliers. Actual consumption was less than this amount.

(iii)	Total payments for Payroll & Benefits were approximately $37.9 million during the Reporting Period compared to an amount of approximately $40.8 million in the ACI Forecast. The reason for this variance is due in part to a lower than forecast pension payment (approximately $1.0 million) and the timing of payment of certain payroll taxes (approximately $1.4 million).

Financing

40.	Details regarding the ACI Group’s financing activities are summarized in the following table:

Financing	Para.		$US 000			Variance %
			Actual	Forecast	Variance
Securitization Inflows / (Outflows)	41	(i)	$—	$(1,235)	$1,235	100%
Adequate Protection by DCorp to ACCC Term Lenders	41	(ii)	(3,180)	(3,181)	1	0%
Financing Fees	41	(iii)	(121)	—	(121)	N/A
Restructuring & Other Items	41	(iv)	(6,250)	(4,250)	(2,000)	(47)%
Foreign Exchange Translation	41	(v)	(8,509)	—	(8,509)	N/A

			$(18,060)	$(8,666)	$(9,394)	(108)%

41.	The variance analysis with respect to the ACI Group’s financing activities has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Securitization Inflows/(Outflows) were forecast to be an outflow of approximately $1.2 million during the Reporting Period. No disbursements were made due to the fact that the scheduled interest payment was made in the week following the Reporting Period.

(ii)	Adequate Protection by DCorp to ACCC Term Lenders was consistent with the ACI Forecast.

(iii)	Financing Fees represent amounts disbursed in respect of letter of credit facilities and were not forecast.

(iv)	Payments for Restructuring & Other Items totalled approximately $6.3 million compared to a forecast of approximately $4.3 million. The difference is primarily due to the timing of invoice receipt from professional service firms and represents the reversal of earlier positive variances.

(v)	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate between Canadian and U.S. dollars at the time of conversion as compared to the forecast rate of CDN$1.00=US$0.90. During the Reporting Period the value of the Canadian dollar fluctuated between US$0.9803 and US$1.0039.

BCFPI

42.	The following table summarizes the receipts and disbursements of BCFPI for the Reporting Period, which is detailed in Appendix “F” of this Forty-Third Report:

BCFPI

	US$000
	Actual	Forecast	Variance
Receipts	$48,836	$46,015	$2,821	6%
Disbursements
Net Trade Disbursements	(30,822)	(29,052)	(1,770)	(6)%
Intercompany	2,844	—	2,844	N/A
Other	(19,130)	(17,220)	(1,910)	(11)%

	(47,108)	(46,273)	(835)	(2)%
Financing
Interest	(386)	(1,183)	797	67%
Restructuring Costs	(1,224)	(1,172)	(52)	(4)%
Foreign Exchange Translation	(3,217)	—	(3,217)	N/A

	(4,827)	(2,355)	(2,472)	105%
Net Cash Flows	(3,099)	(2,612)	(487)	19%
Opening Cash	12,966	12,966	—	—

Ending Cash	$9,867	$10,354	$(487)	(5)%

43.	The chart above translates funds held in Canadian dollars at a rate of CDN$1.00=US$0.90 while the forecast in Appendix “H” uses a rate of CDN$1.00=US$0.98 to more closely match current currency exchange rates.

44.	As detailed in the table above, BCFPI’s total receipts for the Reporting Period were approximately $2.8 million higher than the BCFPI Forecast. Disbursements were $0.8 million higher than the BCFPI Forecast and Financing cash outflows were approximately $2.5 greater than the BCFPI Forecast. BCFPI had cash on hand of approximately $9.9 million at May 2, 2010. Overall, the ending cash balance was approximately $0.5 million lower than the BCFPI Forecast.

Receipts

45.	A breakdown of the BCFPI receipts is summarized in the table below:

Receipts	Para.		US$000			Variance %
			Actual	Forecast	Variance
A/R Collections	46	(i)	$13,711	$50,282	$(36,571)	(73)%
Intercompany A/R Settlements	46	(i)	32,014	—	32,014	N/A

Total A/R Collections			45,725	50,282	(4,557)	(9)%
Advances from/(to) Bowater Inc.	46	(ii)	(3,000)	(7,000)	4,000	(57)%
Other Inflows	46	(iii)	6,111	2,733	3,378	124%

Total Receipts			$48,836	$46,015	$2,821	6%

46.	The variance analysis with respect to the receipts has been compiled based on discussions with Management and the following represents a summary of the reasons for the significant variances:

(i)	Total A/R Collections were approximately $45.7 million resulting in a negative variance of approximately $4.6 million. This variance is primarily due to the timing of collections from BCFPI’s customers.

Pursuant to BCFPI’s normal practice and the Cash Management System, sales which are made to customers domiciled in the United States are made through an affiliate, Bowater America Inc. (“BAI”). BAI, which is a subsidiary of BI, collects the accounts receivable from third party customers and then remits these funds through an Intercompany A/R Settlement to BCFPI. BCFPI continues to reconcile its intercompany trade receivables on a regular basis.

In addition to the above, BI collects substantially all accounts receivable related to BCFPI’s sale of pulp. Such amounts were reconciled and transferred from BI to BCFPI on a monthly basis but such transfers are now done weekly.

(ii)	On a net basis, Repayments to Bowater Inc. totalled a repayment $3.0 million during the Reporting Period. Repayments of $7.0 million were forecast in the BCFPI Forecast. The variance above is due to the fact that collections from customers were less than forecast. The timing of reimbursement for payments made on behalf of Bowater Mersey also contributed to the lower repayment.

(iii)	Amounts received related to Other Inflows were approximately $6.1 million during the Reporting Period. Receipts related to Other Inflows were forecast to be approximately $2.7 million, resulting in a positive variance of approximately $3.4 million. This variance was primarily due to the early receipt of certain sales tax refunds and sundry mill level deposits.

Disbursements

47.	Details regarding BCFPI’s disbursements related to Net Trade Disbursements are summarized in the following table:

	Para.		US$000			Variance %
			Actual	Forecast	Variance
Trade Payables	48	(i)	$(25,390)	$(32,190)	$6,800	21%
Intercompany A/P Settlements - Receipts	48	(ii)	5,222	5,000	222	4%
Intercompany A/P Settlements - Disbursements	48	(iii)	(439)	—	(439)	N/A
Capital Expenditures	48	(iv)	—	(1,862)	1,862	100%
Payments on Behalf of Affiliates	48	(v)	(10,215)	—	(10,215)	N/A

Net Trade Disbursements			$(30,822)	$(29,052)	$(1,770)	(6)%

48.	The variance analysis with respect to BCFPI’s disbursements has been compiled based on discussions with Management and the following represents a summary of the reasons provided for these variances:

(i)	Disbursements related to Trade Payables were approximately $6.8 million less than projected during the Reporting Period. This positive variance is due primarily to higher than forecast downtime at BCFPI’s Gatineau mill.

(ii)	Intercompany A/P Settlements – Receipts represents BCFPI being reimbursed for disbursements made on behalf of related entities. During the Reporting Period, BCFPI received approximately $5.2 million for disbursements made on behalf of Bowater Mersey.

(iii)	Intercompany A/P Settlements – Disbursements represents BCFPI reimbursing related entities for payments made on its behalf. During the Reporting Period, such payments totalled approximately $0.4 million and are primarily reimbursements to the ACI Group for freight costs.

(iv)	Capital Expenditures are not tracked on a weekly basis. As such, disbursements for this line item have been included in Trade Payables.

(v)	Payments on Behalf of Affiliates were $10.2 million during the Reporting Period. These payments primarily represent disbursements made by BCFPI on behalf of Bowater Mersey. Due to the integrated nature of the operations of the Petitioners and the Cash Management System, such payments occur on a regular basis.

49.	Actual receipts and disbursements related to intercompany accounts receivable transactions are summarized in the table below:

	Para.		US$000			Variance %
			Actual	Forecast	Variance
A/R Collections - Affiliates	49	(i)	$5,222	$—	$5,222	N/A
Intercompany A/R Settlements	49	(ii)	(2,378)	—	(2,378)	N/A

			$2,844	$—	$2,844	N/A

(i)	Receipts related to A/R Collections – Affiliates totalled approximately $5.2 million during the Reporting Period. Such amounts are regularly collected by BCFPI as part of the operation of the Cash Management System.

(ii)	Payments for Intercompany A/R Settlements totalled approximately $2.4 million during the Reporting Period. Intercompany A/R Settlements represent payments made by BCFPI to reimburse related entities for accounts receivable incorrectly paid to BCFPI by ABH-affiliated customers.

50.	Disbursements for “Other” items are as follows and are summarized in the table below:

	Para.		US$000			Variance %
			Actual	Forecast	Variance
Freight	50	(i)	$(6,143)	$(4,831)	$(1,312)	(27)%
Payroll and Benefits	50	(ii)	(12,987)	$(12,389)	(598)	(5)%

			$(19,130)	$(17,220)	$(1,910)	(11)%

(i)	Disbursements for Freight totalled approximately $6.1 million during the Reporting Period. This compares to an amount of approximately $4.8 million in the BCFPI Forecast. This difference is primarily due to the timing of payments to certain outbound freight providers.

(ii)	During the Reporting Period, payments in respect of Payroll and Benefits totalled approximately $13.0 million. The BCFPI Forecast projected disbursements in the amount of $12.4 million.

Financing

51.	Details regarding financing are summarized in the following table:

Financing	Para.	US$000			Variance %
		Actual	Forecast	Variance
Interest	52	$(386)	$(1,183)	$797	67%
Restructuring Costs	53	(1,224)	(1,172)	(52)	(4)%
Foreign Exchange Translation	54	(3,217)	—	(3,217)	N/A

Cash Flow from Financing/Restructuring		$(4,827)	$(2,355)	$(2,472)	(105)%

52.	Disbursements related to Interest, which were forecast to be approximately $1.2 million, were approximately $0.4 million. This variance is due to the fact that interest forecast to be paid in the week ended May 2, 2010 was paid the following week, which is outside of the Reporting Period.

53.	Restructuring Costs were consistent with the BCFPI Forecast.

54.	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate at the time of conversion between Canadian and U.S. dollars as compared to the forecast rate of CDN$1.00=US$0.90.

CURRENT LIQUIDITY POSITION AND THE 13-WEEK CASH FLOW FORECASTS

55.	Attached as Appendices “G” and “H”, respectively, are the updated 13-week cash flow forecasts of the ACI Group (including DCorp) and BCFPI through August 1, 2010.

56.	The 13-week cash flow forecasts attached as Appendices “G” and “H” have been prepared using an exchange rate of CDN$1.00=US$0.98. Previous forecasts have been prepared using a rate of CDN$1.00=US$0.90. As a result, certain items denominated in Canadian funds have changed due to the impact of foreign exchange (e.g. the ULC DIP Facility Available Upon Notice was $45 million at a rate of CDN$1.00=US$0.90 but is now $49 million at a rate of CDN$1.00=US$0.98 due to the fact that such reserve is held in Canadian funds).

57.	As at May 2, 2010, the ACI Group had cash on hand of approximately $212.8 (at a rate of CDN$1.00=US$0.98 or $201.8 million at a rate of CDN$1.00=US$0.90). In addition to this amount, the ACI Group also has the ULC DIP Facility Available Upon Notice ($49 million) and the ULC DIP Facility Available Upon Court Approval (a further $49 million) available as liquidity. The ACI Group also held $11.3 million representing the Recycling Proceeds and approximately $4.1 million representing the West Tacoma Proceeds. As noted above, the Monitor received, and will hold in trust, approximately $2.8 million (at a rate of CDN$1.00=US$0.98) in respect of the sale of a sawmill in St. Raymond, Quebec. Other amounts, including the Belgo Proceeds and the Alabama River Equipment Proceeds are also included in Total Available Liquidity.

58.	The ACI Group’s actual liquidity to May 2, 2010 and forecast total Immediately Available Liquidity for the 13 weeks ending August 1, 2010 is set forth in Appendix “G” and is summarized in the graph below. Forecast liquidity in the chart below assumes the exchange rate between Canadian and U.S. dollars is converted at a rate of CDN$1.00=US$0.98. Actual liquidity has been translated at a rate of either CDN$1.00=US$0.80 or CDN$1.00=US$0.90, depending on the period.

59.	The ACI Group’s Immediately Available Liquidity at August 1, 2010, which is the end of the 13-week period in the forecast in Appendix “G”, is projected to be approximately $211.0 million.

60.	The projected Immediately Available Liquidity in the graph above excludes certain items including the ULC DIP Facility Available Upon Court Approval ($49 million), approximately $20.8 million forecast to be received from the sale of DCorp’s Lufkin facility, the West Tacoma Proceeds (approximately $4.1 million), the Belgo Proceeds (approximately $1.7 million), the St. Raymond Proceeds (approximately $2.8 million) the Alabama River Equipment Proceeds (approximately $1.3 million) and the Recycling Proceeds (approximately $11.3 million). Thus, the ACI Group’s Total Available Liquidity at August 1, 2010 is projected to be approximately $301.9 million.

61.	The Monitor has been advised that the closing of the sale of the Applicants’ Lufkin facility has been delayed. The purchasers have recently communicated an unwillingness to close the transaction in accordance with the terms of the purchase and sale agreement as already approved by the U.S. Court. Negotiations between the parties are continuing and the Monitor has been advised that these negotiations may lead to the purchaser submitting a revised proposal. The impact of this revision is not yet clear.

62.	Actual results since the date of the issuance of the Initial Order and BCFPI’s forecast liquidity for the 13 weeks ended August 1, 2010, which includes the projected intercompany repayment to BI in the amount of $35.0 million, is set forth in Appendix “H” and is summarized in the graph below. The estimate of liquidity in the following graph assumes that a minimum cash balance of $10.0 million will be maintained and funds will be transferred from BI, as necessary, on that basis. Forecast liquidity in the chart below assumes the exchange rate between Canadian and U.S. dollars is converted at a rate of CDN$1.00=US$0.98. Actual liquidity has been translated at a rate of either CDN$1.00=US$0.80 or CDN$1.00=US$0.90, depending on the period, as the rate employed by the Applicants to convert Canadian funds to U.S. funds has been adjusted several times since the beginning of these CCAA Proceedings.

63.

On August 26, 2009 and September 1, 2009, this Honourable Court and the U.S. Bankruptcy Court, respectively, approved certain agreements between the ACI Group, BCFPI and Smurfit-Stone Container Canada Inc. (“Smurfit”) relating to the sale of certain timberlands by Smurfit, which will result in BCFPI receiving net proceeds in the amount of approximately CDN$28.7 million (the “Smurfit Timberland Proceeds”). The Smurfit Timberland Proceeds were paid to the Monitor’s trust account in the week ended October 25, 2009 and are to be held in trust by the Monitor pending further order of this Honourable Court. For purposes of the forecast, the proceeds are reflected as being held in trust by the Monitor and are not used for operating purposes due to the uncertainty regarding the timing of the release of these funds.

64.	BCFPI’s liquidity as at August 1, 2010 is projected to be approximately $10.0 million, not including the Smurfit Timberland Proceeds.

65.	Management has informed the Monitor that BCFPI’s forecast cash requirements will be supported by BI through intercompany advances, if necessary.

KEY PERFORMANCE INDICATORS

66.	As first reported in the seventh report of the Monitor dated June 15, 2009, the Petitioners track certain key performance indicators in the course of managing their business. Appendices “I” and “J” contain certain key performance indicators which have been updated through April 30, 2010, the most current data available as at the date of this Forty-Third Report.

All of which is respectfully submitted.

ERNST & YOUNG INC.

in its capacity as the Court-Appointed Monitor

of the Petitioners

Per:

Alex Morrison, CA, CIRP

Senior Vice President

John Barrett, CA, CIRP

Vice President

Todd Ambachtsheer, CA, CIRP

Vice President

APPENDIX “A”

ABITIBI PETITIONERS

1.	Abitibi-Consolidated Company of Canada

2.	Abitibi-Consolidated Inc.

3.	3224112 Nova Scotia Limited

4.	Marketing Donohue Inc.

5.	Abitibi-Consolidated Canadian Office Products Holding Inc.

6.	3834328 Canada Inc.

7.	6169678 Canada Inc.

8.	4042140 Canada Inc.

9.	Donohue Recycling Inc.

10.	1508756 Ontario Inc.

11.	3217925 Nova Scotia Company

12.	La Tuque Forest Products Inc.

13.	Abitibi-Consolidated Nova Scotia Incorporated

14.	Saguenay Forest Products Inc.

15.	Terra Nova Explorations Ltd.

16.	The Jonquière Pulp Company

17.	The International Bridge and Terminal Company

18.	Scramble Mining Ltd.

19.	9150-3383 Québec Inc.

20.	Abitibi-Consolidated (U.K.) Inc.

APPENDIX “B”

BOWATER PETITIONERS

1.	Bowater Canada Finance Corporation

2.	Bowater Canadian Limited

3.	Bowater Canadian Holdings. Inc.

4.	3231378 Nova Scotia Company

5.	AbitibiBowater Canada Inc.

6.	Bowater Canada Treasury Corporation

7.	Bowater Canadian Forest Products Inc.

8.	Bowater Shelburne Corporation

9.	Bowater LaHave Corporation

10.	St-Maurice River Drive Company Limited

11.	Bowater Treated Wood Inc.

12.	Canexel Hardboard Inc.

13.	9068-9050 Québec Inc.

14.	Alliance Forest Products Inc. (2001)

15.	Bowater Belledune Sawmill Inc.

16.	Bowater Maritimes Inc.

17.	Bowater Mitis Inc.

18.	Bowater Guérette Inc.

19.	Bowater Couturier Inc.

APPENDIX “C”

18.6 PETITIONERS

1.	AbitibiBowater US Holding 1 Corp.

2.	AbitibiBowater Inc.

3.	Bowater Ventures Inc.

4.	Bowater Incorporated

5.	Bowater Nuway Inc.

6.	Bowater Nuway Mid-States Inc.

7.	Catawba Property Holdings LLC

8.	Bowater Finance Company Inc.

9.	Bowater South American Holdings Incorporated

10.	Bowater America Inc.

11.	Lake Superior Forest Products Inc.

12.	Bowater Newsprint South LLC

13.	Bowater Newsprint South Operations LLC

14.	Bowater Finance II, LLC

15.	Bowater Alabama LLC

16.	Coosa Pines Golf Club Holdings, LLC

APPENDIX “D”

PARTNERSHIPS

1.	Bowater Canada Finance Limited Partnership

2.	Bowater Pulp and Paper Canada Holdings Limited Partnership

3.	Abitibi-Consolidated Finance LP

APPENDIX “E”

ACI GROUP ACTUAL RECEIPTS AND DISBURSEMENTS

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

4 Weeks Ended May 2, 2010

US$000

	Actual
Week Ended	11-Apr-10	18-Apr-10	25-Apr-10	2-May-10	Total

Opening Cash	190,514	177,426	161,221	175,578	190,514

Receipts
A/R Collections	29,760	41,980	50,393	49,035	171,168
Intercompany A/R Settlement	3,197	2,816	3,798	334	10,145
Joint Venture Remittances, Net	—	(17,629)	—	(1,712)	(19,341)
Collections on Behalf of Joint Ventures	39	—	321	406	766

Net A/R Collections	32,996	27,167	54,512	48,063	162,738
Other Inflows	3,018	7,419	3,866	18,929	33,232

Total Receipts	36,014	34,586	58,378	66,992	195,970

Disbursements
Trade Payables	(27,915)	(25,099)	(26,850)	(26,193)	(106,057)
Intercompany A/P Settlement - Receipts	231	—	—	3,661	3,892
Capital Expenditures	—	—	—	—	—

Net A/P Variance	(27,684)	(25,099)	(26,850)	(22,532)	(102,165)

A/R Collections - Affiliates	4,074	4,144	6,049	8,707	22,974
Intercompany A/R Settlements	(7,283)	(8,531)	(2,563)	(2,433)	(20,810)

	(3,209)	(4,387)	3,486	6,274	2,164

Marine Freight Payments	(655)	(1,373)	(2,273)	(2,558)	(6,859)
Utility Payments	(3,851)	(7,280)	(4,576)	(6,199)	(21,906)
Payroll & Benefits	(9,180)	(7,768)	(9,932)	(11,021)	(37,901)

Net Other Disbursements	(13,686)	(16,421)	(16,781)	(19,778)	(66,666)

Total Disbursements	(44,579)	(45,907)	(40,145)	(36,036)	(166,667)

Financing
Securitization Inflows / (Outflows)	—	—	—	—	—
Adequate Protection by DCorp to ACCC Term Lenders	—	—	—	(3,180)	(3,180)
Financing Fees	—	—	(121)	—	(121)
Restructuring & Other Items	(1,958)	(3,194)	(718)	(380)	(6,250)
Foreign Exchange Translation	(2,565)	(1,690)	(3,037)	(1,217)	(8,509)

	(4,523)	(4,884)	(3,876)	(4,777)	(18,060)

Cash Flow From Operations	(13,088)	(16,205)	14,357	26,179	11,243

Opening Cash Balance	190,514	177,426	161,221	175,578	190,514
Cash Flow From Operations	(13,088)	(16,205)	14,357	26,179	11,243

Ending Cash Balance	177,426	161,221	175,578	201,757	201,757

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

4 Weeks Ended May 2, 2010

US$000

	Forecast
Week Ended	11-Apr-10	18-Apr-10	25-Apr-10	2-May-10	Total

Opening Cash	190,514	188,938	171,712	173,538	190,514

Receipts
A/R Collections	35,888	36,796	38,983	52,977	164,644
Intercompany A/R Settlement	—	—	—	—	—
Joint Venture Remittances, Net	—	(17,545)	(2,929)	—	(20,474)
Collections on Behalf of Joint Ventures	4,700	4,700	4,700	4,620	18,720

Net A/R Collections	40,588	23,951	40,754	57,597	162,890
Other Inflows	2,821	6,137	6,755	4,819	20,532

Total Receipts	43,409	30,088	47,509	62,416	183,422

Disbursements
Trade Payables	(25,042)	(25,042)	(25,042)	(25,413)	(100,538)
Intercompany A/P Settlement - Receipts	—	—	—	—	—
Capital Expenditures	(866)	(866)	(866)	(858)	(3,455)

Net A/P Variance	(25,908)	(25,907)	(25,908)	(26,270)	(103,993)

A/R Collections - Affiliates	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—

	—	—	—	—	—
Marine Freight Payments	(1,750)	(3,050)	(1,750)	(1,750)	(8,299)
Utility Payments	(6,820)	(6,820)	(10,519)	(7,177)	(31,335)
Payroll & Benefits	(9,507)	(10,538)	(6,507)	(14,232)	(40,784)

Net Other Disbursements	(18,077)	(20,407)	(18,775)	(23,159)	(80,418)

Total Disbursements	(43,985)	(46,314)	(44,683)	(49,429)	(184,411)

Financing
Securitization Inflows / (Outflows)	—	—	—	(1,235)	(1,235)
Adequate Protection by DCorp to ACCC Term Lenders	—	—	—	(3,181)	(3,181)
Financing Fees					—
Restructuring & Other Items	(1,000)	(1,000)	(1,000)	(1,250)	(4,250)
Foreign Exchange Translation	—	—	—	—	—

	(1,000)	(1,000)	(1,000)	(5,666)	(8,666)

Cash Flow From Operations	(1,576)	(17,226)	1,826	7,321	(9,655)

Opening Cash Balance	190,514	188,938	171,712	173,538	190,514
Cash Flow From Operations	(1,576)	(17,226)	1,826	7,321	(9,655)

Ending Cash Balance	188,938	171,712	173,538	180,859	180,859

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

4 Weeks Ended May 2, 2010

US$000

	Variance
Week Ended	11-Apr-10	18-Apr-10	25-Apr-10	2-May-10	Total

Opening Cash	—	(11,512)	(10,491)	2,040	—

Receipts
A/R Collections	(6,128)	5,184	11,410	(3,942)	6,524
Intercompany A/R Settlement	3,197	2,816	3,798	334	10,145
Joint Venture Remittances, Net	—	(84)	2,929	(1,712)	1,133
Collections on Behalf of Joint Ventures	(4,661)	(4,700)	(4,379)	(4,214)	(17,954)

Net A/R Collections	(7,592)	3,216	13,758	(9,534)	(152)
Other Inflows	197	1,282	(2,889)	14,110	12,700

Total Receipts	(7,395)	4,498	10,869	4,576	12,548

Disbursements
Trade Payables	(2,873)	(57)	(1,808)	(780)	(5,519)
Intercompany A/P Settlement - Receipts	231	—	—	3,661	3,892
Capital Expenditures	866	866	866	858	3,455

Net A/P Variance	(1,776)	808	(942)	3,738	1,828

A/R Collections - Affiliates	4,074	4,144	6,049	8,707	22,974
Intercompany A/R Settlements	(7,283)	(8,531)	(2,563)	(2,433)	(20,810)

	(3,209)	(4,387)	3,486	6,274	2,164

Marine Freight Payments	1,095	1,677	(523)	(808)	1,440
Utility Payments	2,969	(460)	5,943	978	9,429
Payroll & Benefits	327	2,770	(3,425)	3,211	2,883

Net Other Disbursements	4,391	3,986	1,994	3,381	13,752

Total Disbursements	(594)	407	4,538	13,393	17,744

Financing
Securitization Inflows / (Outflows)	—	—	—	1,235	1,235
Adequate Protection by DCorp to ACCC Term Lenders	—	—	—	1	1
Financing Fees	—	—	(121)	—	(121)
Restructuring & Other Items	(958)	(2,194)	282	870	(2,000)
Foreign Exchange Translation	(2,565)	(1,690)	(3,037)	(1,217)	(8,509)

	(3,523)	(3,884)	(2,876)	889	(9,394)

Cash Flow From Operations	(11,512)	1,021	12,531	18,858	20,898

Opening Cash Balance	—	(11,512)	(10,491)	2,040	—
Cash Flow From Operations	(11,512)	1,021	12,531	18,858	20,898

Ending Cash Balance	(11,512)	(10,491)	2,040	20,898	20,898

Note: The above totals are subject to rounding adjustments

APPENDIX “F”

BCFPI ACTUAL RECEIPTS AND DISBURSEMENTS

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

4 Weeks Ended May 2, 2010

US$000

	Actual
Week Ended	11-Apr-10	18-Apr-10	25-Apr-10	2-May-10	Total

Opening Cash	12,966	10,736	12,604	9,407	12,966

Receipts
A/R Collections	3,991	3,583	2,775	3,362	13,711
Intercompany A/R Settlements	4,015	22,008	3,558	2,433	32,014

Total A/R Collections	8,006	25,591	6,333	5,795	45,725
Advances from Bowater Inc.	5,000	(13,000)	5,000	—	(3,000)
Other Inflows	934	568	2,131	2,478	6,111

Total Receipts	13,940	13,159	13,464	8,273	48,836

Disbursements
Trade Payables	(8,276)	(5,660)	(6,638)	(4,816)	(25,390)
Intercompany A/P Settlements - Receipts	124	—	—	5,098	5,222
Intercompany A/P Settlements - Disbursements	(112)	—	—	(327)	(439)
Capital Expenditures	—	—	—	—	—
Payments on Behalf of Affiliates	(2,085)	(882)	(5,463)	(1,785)	(10,215)

Net A/P	(10,349)	(6,542)	(12,101)	(1,830)	(30,822)

A/R Collections - Affiliates	1,129	899	876	2,318	5,222
Intercompany A/R Settlements	(747)	(42)	(187)	(1,402)	(2,378)

	382	857	689	916	2,844

Freight	(2,396)	(823)	(1,820)	(1,104)	(6,143)
Payroll and Benefits	(2,464)	(3,419)	(2,264)	(4,840)	(12,987)

Total Disbursements	(14,827)	(9,927)	(15,496)	(6,858)	(47,108)

Cash Flow From Operations	(887)	3,232	(2,032)	1,415	1,728

Financing
Interest	—	—	(386)	—	(386)
Restructuring Costs	(556)	(603)	(65)	—	(1,224)
Foreign Exchange Translation	(787)	(761)	(714)	(955)	(3,217)

Cash Flow from Financing/Restructuring	(1,343)	(1,364)	(1,165)	(955)	(4,827)

Net Cash Flows	(2,230)	1,868	(3,197)	460	(3,099)

Opening Cash Balance	12,966	10,736	12,604	9,407	12,966
Cash Flow From Operations	(2,230)	1,868	(3,197)	460	(3,099)

Ending Cash Balance	10,736	12,604	9,407	9,867	9,867

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

4 Weeks Ended May 2, 2010

US$000

	Forecast
Week Ended	11-Apr-10	18-Apr-10	25-Apr-10	2-May-10	Total

Opening Cash	12,966	11,878	10,813	10,610	12,966

Receipts
A/R Collections	4,935	17,579	10,025	17,743	50,282
Intercompany A/R Settlements	—	—	—	—	—

Total A/R Collections	4,935	17,579	10,025	17,743	50,282
Advances from Bowater Inc.	5,000	(11,000)	1,000	(2,000)	(7,000)
Other Inflows	350	1,548	350	485	2,733

Total Receipts	10,285	8,127	11,375	16,228	46,015

Disbursements
Trade Payables	(8,142)	(8,142)	(8,142)	(7,766)	(32,190)
Intercompany A/P Settlements - Receipts	—	5,000	—	—	5,000
Intercompany A/P Settlements - Disbursements	—	—	—	—	—
Capital Expenditures	(467)	(467)	(467)	(462)	(1,862)
Payments on Behalf of Affiliates	—	—		—	—

Net A/P	(8,609)	(3,608)	(8,608)	(8,227)	(29,052)

A/R Collections - Affiliates	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—

	—	—	—	—	—

Freight	(1,225)	(1,225)	(1,225)	(1,157)	(4,831)
Payroll and Benefits	(1,247)	(4,067)	(1,079)	(5,997)	(12,389)

Total Disbursements	(11,080)	(8,900)	(10,912)	(15,381)	(46,273)

Cash Flow From Operations	(795)	(772)	463	847	(257)

Financing
Interest	—	—	(373)	(810)	(1,183)
Restructuring Costs	(293)	(293)	(293)	(293)	(1,172)
Foreign Exchange Translation	—	—	—	—	—

Cash Flow from Financing/Restructuring	(293)	(293)	(666)	(1,103)	(2,355)

Net Cash Flows	(1,088)	(1,065)	(203)	(256)	(2,612)

Opening Cash Balance	12,966	11,878	10,813	10,610	12,966
Cash Flow From Operations	(1,088)	(1,065)	(203)	(256)	(2,612)

Ending Cash Balance	11,878	10,813	10,610	10,354	10,354

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

4 Weeks Ended May 2, 2010

US$000

	Variance
Week Ended	11-Apr-10	18-Apr-10	25-Apr-10	2-May-10	Total

Opening Cash	—	(1,142)	1,791	(1,203)	—

Receipts
A/R Collections	(944)	(13,996)	(7,250)	(14,381)	(36,571)
Intercompany A/R Settlements	4,015	22,008	3,558	2,433	32,014

Total A/R Collections	3,071	8,012	(3,692)	(11,948)	(4,557)
Advances from Bowater Inc.	—	(2,000)	4,000	2,000	4,000
Other Inflows	584	(980)	1,781	1,993	3,378

Total Receipts	3,655	5,032	2,089	(7,955)	2,821

Disbursements
Trade Payables	(134)	2,482	1,504	2,950	6,800
Intercompany A/P Settlements - Receipts	124	(5,000)	—	5,098	222
Intercompany A/P Settlements - Disbursements	(112)	—	—	(327)	(439)
Capital Expenditures	467	467	467	462	1,862
Payments on Behalf of Affiliates	(2,085)	(882)	(5,463)	(1,785)	(10,215)

Net A/P	(1,740)	(2,934)	(3,493)	6,397	(1,770)

A/R Collections - Affiliates	1,129	899	876	2,318	5,222
Intercompany A/R Settlements	(747)	(42)	(187)	(1,402)	(2,378)

	382	857	689	916	2,844

Freight	(1,171)	402	(595)	53	(1,312)
Payroll and Benefits	(1,217)	648	(1,185)	1,157	(598)

Total Disbursements	(3,747)	(1,027)	(4,584)	8,523	(835)

Cash Flow From Operations	(92)	4,004	(2,495)	568	1,985

Financing
Interest	—	—	(13)	810	797
Restructuring Costs	(263)	(310)	228	293	(52)
Foreign Exchange Translation	(787)	(761)	(714)	(955)	(3,217)

Cash Flow from Financing/Restructuring	(1,050)	(1,071)	(499)	148	(2,472)

Net Cash Flows	(1,142)	2,933	(2,994)	716	(487)

Opening Cash Balance	—	(1,142)	1,791	(1,203)	—
Cash Flow From Operations	(1,142)	2,933	(2,994)	716	(487)

Ending Cash Balance	(1,142)	1,791	(1,203)	(487)	(487)

Note: The above totals are subject to rounding adjustments

APPENDIX “G”

ACI GROUP CASH FLOW FORECAST

Abitibi Consolidated Inc. and its subsidiaries (the “ACI Group”)

Weekly Cash Flow Forecast

13 Weeks Ending August 1, 2010

US$000

Week ended	Notes	9-May-10	16-May-10	23-May-10	30-May-10	6-Jun-10	13-Jun-10	20-Jun-10	27-Jun-10	4-Jul-10	11-Jul-10	18-Jul-10	25-Jul-10	1-Aug-10	Total

Opening Cash	1	212,798	210,595	191,223	199,635	204,320	199,585	202,858	181,306	176,719	177,148	177,099	157,602	148,119	212,798

Receipts
Total A/R Collections	3	35,869	37,142	47,007	52,739	35,776	37,652	35,896	36,771	45,594	33,787	37,303	36,252	36,036	507,824
Collections on Behalf of Joint Ventures	4	4,392	4,392	4,392	4,392	4,830	4,903	4,903	4,903	4,737	4,612	4,612	4,612	4,636	60,315
Other Inflows	5	2,816	2,750	2,816	2,750	8,713	7,052	8,595	2,750	4,821	2,819	2,750	2,750	4,820	56,202

Total Receipts		43,076	44,284	54,214	59,881	49,320	49,607	49,394	44,425	55,152	41,218	44,665	43,614	45,491	624,341

Disbursements
Trade Payables	6	(24,643)	(24,643)	(24,643)	(24,643)	(33,372)	(27,523)	(27,523)	(27,523)	(25,893)	(24,670)	(24,670)	(24,670)	(25,703)	(340,119)
Capital Expenditures	7	(838)	(838)	(838)	(838)	(861)	(865)	(865)	(865)	(850)	(838)	(838)	(838)	(838)	(11,011)
Marine Freight Payments	8	(1,600)	(1,600)	(1,600)	(3,400)	(1,600)	(1,600)	(1,600)	(3,400)	(1,600)	(1,600)	(1,600)	(3,400)	(1,600)	(26,200)
Utility Payments	9	(7,774)	(6,304)	(10,068)	(6,304)	(5,275)	(6,304)	(10,355)	(6,304)	(6,418)	(6,304)	(6,304)	(10,136)	(8,133)	(95,984)
Payroll & Benefits	10	(8,052)	(9,563)	(7,552)	(15,711)	(7,074)	(8,942)	(7,427)	(6,627)	(13,906)	(6,755)	(8,704)	(9,755)	(9,856)	(119,927)
Joint Venture Remittances, Net	11	—	(19,607)	—	(3,200)	—	—	(19,375)	(3,193)	—	—	(20,945)	(3,197)	—	(69,518)
Restructuring & Other Items	12	(1,100)	(1,100)	(1,100)	(1,100)	(1,350)	(1,100)	(1,100)	(1,100)	(1,350)	(1,100)	(1,100)	(1,100)	(1,350)	(15,050)

Total Disbursements		(44,007)	(63,656)	(45,802)	(55,197)	(49,532)	(46,334)	(68,246)	(49,012)	(50,017)	(41,268)	(64,161)	(53,097)	(47,481)	(677,810)

Financing
Repayment / Interest Under Securitization Program	13	(1,272)	—	—	—	(1,235)	—	—	—	(1,235)	—	—	—	(1,235)	(4,978)
Adequate Protection and Fees by DCorp to ACCC Term Lenders	14	—	—	—	—	(3,287)	—	—	—	(3,470)	—	—	—	(3,297)	(10,054)
Securitization Renewal Fees	13	—	—	—	—	—	—	(2,700)	—	—	—	—	—	—	(2,700)

Total Financing		(1,272)	—	—	—	(4,522)	—	(2,700)	—	(4,705)	—	—	—	(4,532)	(17,732)

Total Change in Cash		(2,203)	(19,372)	8,412	4,685	(4,735)	3,273	(21,551)	(4,587)	429	(50)	(19,497)	(9,483)	(6,521)	(71,200)

Ending Cash Balance		210,595	191,223	199,635	204,320	199,585	202,858	181,306	176,719	177,148	177,099	157,602	148,119	141,598	141,598

Ending Cash Balance		210,595	191,223	199,635	204,320	199,585	202,858	181,306	176,719	177,148	177,099	157,602	148,119	141,598	141,598
ULC DIP Facility Available Upon Notice	15	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000
Availability Under Securitization Program	13	1,386	10,266	23,448	19,315	10,776	11,195	13,561	16,755	21,049	12,867	17,076	23,312	20,408	20,408

Immediately Available Liquidity		260,980	250,489	272,083	272,635	259,362	263,053	243,868	242,474	247,197	238,965	223,678	220,431	211,005	211,005

ULC DIP Facility Available Upon Court Approval	15	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000
West Tacoma Proceeds Held in Trust	16	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051
Belgo Proceeds Held in Trust	16	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734
Lufkin Proceeds Held in Trust	16	—	—	—	—	20,750	20,750	20,750	20,750	20,750	20,750	20,750	20,750	20,750	20,750
Recycling Proceeds Held in Trust	16	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265
St. Raymond Proceeds Held in Trust	16	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810
Alabama River Equipment Proceeds Held in Trust	16	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250

Total Available Liquidity	15, 16	331,089	320,598	342,193	342,744	350,221	353,913	334,727	333,333	338,056	329,825	314,538	311,291	301,865	301,865

Securitization Schedule	17
Availability Based on Receivable Pool Balance		121,091	129,971	143,154	139,021	130,482	130,901	133,267	136,460	140,754	132,572	136,782	143,018	140,113	140,113
Amount Drawn Under Facility		119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706

Available Liquidity Before Interest, Fees and Repayments		1,386	10,266	23,448	19,315	10,776	11,195	13,561	16,755	21,049	12,867	17,076	23,312	20,408	20,408
Interest and Repayments	18	(1,272)	—	—	—	(1,235)	—	—	—	(1,235)	—	—	—	(1,235)	(4,978)

Restricted ULC Reserve Deposit	19	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254

The above forecast uses an exchange rate of CDN$1.00=US$0.98.

Note: The above totals are subject to rounding adjustments in the underlying balances.

The information and analysis in this document have not been audited or reviewed and, accordingly, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such differences may be material.

Abitibi Consolidated Inc. and its subsidiaries (the “ACI Group”)

Notes to Weekly Cash Flow Forecast

13 Weeks Ending August 1, 2010

US$000

1.	Opening Cash in the forecast includes cash on hand and reflects a foreign exchange rate of CDN$1.00=USD$0.98 (previously CDN$1.00=USD$0.90). As a result of this change the opening cash per the forecast does not agree with the prior week’s actual closing cash balance.
2.	The cash flow forecast includes mills owned by the ACI Group and its subsidiaries and includes the operations of the DCorp Group. This weekly cash flow forecast may differ from the ACI Monthly Forecast as the underlying assumptions are updated weekly and will vary with the ongoing operations of the ACI Group, whereas the ACI Monthly Forecast is based on longer-term assumptions used to forecast future monthly cash flow.
3.	Total A/R Collections represent amounts estimated to be collected from the ACI Group’s customers. The timing of collections is based on the ACI Group’s collection terms with its customers and the latest sales forecast.
4.	Collections on Behalf of Joint Ventures represent amounts estimated to be collected by the ACI Group on behalf of its joint venture partners. The ACI Group has agreements with its joint venture partners whereby the ACI Group collects the joint venture partners’ accounts receivable (for a fee) and remits these funds to the joint venture in accordance with their agreement.
5.	Other Inflows represent miscellaneous receipts including, but not limited to, such items as tax refunds, insurance proceeds or collection/management fees received from joint ventures, as estimated by the ACI Group.
6.	Trade Payables represent amounts estimated to be paid to suppliers for the purchase of the ACI Group’s raw materials, repairs and maintenance and other goods and services related to production. Also included are disbursements related to selling, general and administration expenses.
7.	Capital Expenditures represent amounts estimated to be paid pursuant to the ACI Group’s most recent capital expenditure budget.
8.	Marine Freight Payments represent amounts estimated to be paid to the ACI Group’s outbound marine freight suppliers.
9.	Utility Payments represent amounts estimated to be payable to the ACI Group’s utility suppliers.
10.	Payroll and Benefits represent estimated amounts for salaries, wages, benefits and current service pension costs.
11.	Joint Venture Remittances, Net represent the estimated payment of accounts receivable funds collected by the ACI Group on behalf of the respective joint venture, net of any collection/management fees.
12.	Restructuring and Other Items represent amounts estimated by the ACI Group for restructuring costs and other miscellaneous payments.
13.	Under the Amended Securitization Program, the ACI Group will not draw on the available capital unless such a draw is required for liquidity purposes. However, borrowing availability under the Amended Securitization Program is still immediately available as liquidity. The Repayment/Interest Under the Securitization Program represents the estimated repayment (including interest) of funds. Availability Under the Securitization Program represents the amount of immediately available liquidity under the ACI Group’s Amended Securitization Program. Securitization Renewal Fees represent amounts paid to renew the Amended Securitization facility in accordance with its terms.
14.	Adequate Protection and fees by DCorp to ACCC Term Lenders represents an estimate of payments pursuant to the adequate protection order issued by the U.S. Bankruptcy Court.
15.	Immediately Available Liquidity is calculated as cash on hand, amounts available under the Amended Securitization Program and the portion of the ULC DIP Facility that is available upon notice ($49 million). Total Available Liquidity includes an additional $49 million of the ULC Reserve, which availability is subject to Court approval, as well as the Lufkin Proceeds Held in Trust, Recycling Proceeds Held in Trust, West Tacoma Proceeds Held in Trust, St. Raymond Proceeds Held in Trust, Belgo Proceeds Held in Trust and Alabama River Equipment Proceeds Held in Trust, available upon 10 days’ notice to the agent for the ACCC Term Lenders.
16.	The estimated and/or actual, as the case may be, net proceeds from the sale of the Lufkin mill ($20.8 million), the recycling assets ($11.3 million), St. Raymond mill ($2.8 million), West Tacoma mill ($4.1 million), Belgo mill ($1.7 million) and Alabama River equipment ($1.3 million) will be held in escrow or a designated account and are only available upon 10 days’ notice to the agent for the ACCC Term Lenders.
17.	The Securitization Summary represents the ACI Group’s estimated calculation of amounts owing or available under the Amended Securitization Program based on the eligible accounts receivable (net of any fees, interest or allowances).
18.	The Interest and Repayments represent interest related to the Amended Securitization Program, as well as repayments of funds.
19.	Based on the current foreign exchange rate used in the forecast of CDN$1.00=USD$0.98, of the $276.7 million ($254.1 million at $0.90 USD FX) paid to the ULC Reserve, the Company drew $127.4 million ($117 million at $0.90 USD FX) as of the date of closing of the MPCo sale and has $49 million ($45 million at $0.90 USD FX) immediately available for liquidity purposes, with an additional $49 million ($45 million at $0.90 USD FX) availability subject to Court approval. The remaining $51.3 million ($47.1 million at 0.$90 USD FX) of the ULC Reserve will be held in cash, but will not be made available to the Company.

APPENDIX “H”

BCFPI CASH FLOW FORECAST

Bowater Canadian Forest Products Inc.

Chapter 11/CCAA Cash Flow

13 Week Period Ending August 1, 2010

US$000s

Week Ended	Notes	9-May-10	16-May-10	23-May-10	30-May-10	6-Jun-10	13-Jun-10	20-Jun-10	27-Jun-10	4-Jul-10	11-Jul-10	18-Jul-10	25-Jul-10	1-Aug-10	Total

Receipts
Trade Receipts	1, 2	19,280	20,042	10,598	18,431	9,449	12,299	12,584	12,423	12,927	10,589	10,697	11,830	11,504	172,652
Intercompany A/P Settlements	3	—	2,000	—	2,000	—	—	—	—	—	—	—	—	—	4,000
Advances/(Repayments) from Bowater Inc.	4	(5,000)	(13,000)	(1,000)	(10,000)	4,000	(2,000)	(2,000)	(1,000)	(1,000)	(1,000)	(1,000)	(2,000)	—	(35,000)
Other Receipts	5	1,251	497	350	350	1,711	350	350	350	1,711	350	350	350	350	8,320

Total Receipts		15,531	9,539	9,948	10,781	15,160	10,649	10,934	11,773	13,638	9,939	10,047	10,180	11,854	149,972

Disbursements
Trade Payables	6	(10,530)	(6,530)	(6,530)	(6,530)	(9,311)	(7,113)	(7,113)	(7,113)	(6,655)	(6,311)	(6,311)	(6,311)	(6,326)	(92,686)
Freight	7	(1,093)	(1,093)	(1,093)	(1,093)	(1,148)	(1,157)	(1,157)	(1,157)	(1,071)	(1,006)	(1,006)	(1,006)	(1,015)	(14,096)
Payroll and Benefits	8	(895)	(3,190)	(768)	(2,120)	(3,775)	(2,081)	(1,893)	(2,081)	(3,824)	(1,992)	(1,840)	(1,952)	(3,007)	(29,419)
Capital Expenditures	9	(452)	(452)	(452)	(452)	(465)	(467)	(467)	(467)	(458)	(452)	(452)	(452)	(452)	(5,935)

Total Disbursements		(12,970)	(11,265)	(8,844)	(10,195)	(14,699)	(10,818)	(10,630)	(10,818)	(12,008)	(9,760)	(9,609)	(9,721)	(10,800)	(142,137)

Net Cash Flow From Operations		2,561	(1,726)	1,104	585	461	(169)	303	955	1,630	178	439	460	1,054	7,835

Financing and Restructuring
Interest	10	(200)	—	(380)	(831)	—	—	—	(391)	(810)	—	—	(378)	(831)	(3,821)
Restructuring Costs	11	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(4,141)

Cash Flow From Financing/ Restructuring		(519)	(319)	(699)	(1,150)	(319)	(319)	(319)	(709)	(1,129)	(319)	(319)	(697)	(1,150)	(7,961)

Net Cash Flow		2,042	(2,045)	405	(564)	143	(487)	(15)	245	502	(140)	120	(237)	(95)	(126)

Opening Bank Balance		10,126	12,168	10,123	10,529	9,965	10,107	9,620	9,605	9,850	10,352	10,212	10,332	10,095	10,126
Cash Flow		2,042	(2,045)	405	(564)	143	(487)	(15)	245	502	(140)	120	(237)	(95)	(126)

Closing Bank Balance	2	12,168	10,123	10,529	9,965	10,107	9,620	9,605	9,850	10,352	10,212	10,332	10,095	10,000	10,000

Settlement Proceeds Held in Trust by Monitor	12	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167

Closing Bank Balance Including Settlement Proceeds		40,336	38,291	38,696	38,132	38,275	37,788	37,772	38,018	38,520	38,380	38,500	38,263	38,167	38,167

Intercompany A/R Balance	13
Ending Balance		33,199	36,185	38,844	37,872	39,616	40,132	40,546	40,808	40,510	40,644	40,747	40,427	40,320	40,320

Cumulative Advances from Bowater Inc.
Opening Advance Balance		35,000	30,000	17,000	16,000	6,000	10,000	8,000	6,000	5,000	4,000	3,000	2,000	—	35,000
Advance / (Repayment)	4	(5,000)	(13,000)	(1,000)	(10,000)	4,000	(2,000)	(2,000)	(1,000)	(1,000)	(1,000)	(1,000)	(2,000)	—	(35,000)

Closing Advance Balance		30,000	17,000	16,000	6,000	10,000	8,000	6,000	5,000	4,000	3,000	2,000	—	—	—

The above forecast uses an exchange rate of CDN$1.00=US$0.98

Amounts in the above table are subject to rounding adjustments from the underlying balances

The information and analysis in this document have not been audited or reviewed and, accordingly, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such difference may be material.

Bowater Canadian Forest Products Inc. (“BCFPI”)

Notes to CCAA Cash Flow

13 Week Period Ending August 1, 2010

US$000s

1.	Trade Receipts are based on BCFPI’s estimate of collection terms and BCFPI’s latest sales forecast.
2.	The cash flows included in the forecast include only those BCFPI mills in Canada. No funding or dividends from foreign subsidiaries are included in the forecast.
3.	Intercompany A/P Settlements represents the reimbursement of funds disbursed on behalf of Bowater Mersey.
4.	Advances/(Repayments) from Bowater Inc. represents amounts received pursuant to the BI/BCFPI DIP Facility to maintain sufficient liquidity.
5.	Other Receipts include the sale of woodchips, sundry mill level deposits and sales tax refunds.
6.	Trade Payables represent payments for raw materials, repairs and maintenance, utilities, insurance and other costs.
7.	Freight represents disbursements in respect of costs to deliver product to customers.
8.	Payroll and Benefits represent amounts paid to employees for salaries and wages (including the related withholdings), pension payments and other benefits due under employee benefit programs. The forecast assumes that only those pension payments in respect of current service costs will be paid.
9.	Capital Expenditures are costs scheduled to be made in accordance with agreements with BCFPI’s various capital equipment suppliers and reflect requirements pursuant to BCFPI’s most recent capital expenditure budget.
10.	Interest represents interest costs and renewal fees for the company’s senior secured revolving facility, the existing secured term loan and the BI/BCFPI DIP facility. Interest on Advances from Bowater Inc. are accrued at the 1 month LIBOR rate plus 2%.
11.	Restructuring Costs represent costs related to the restructuring including transaction fees related to the new DIP facility.
12.	Settlement Proceeds Held in Trust represent funds received by BCFPI pursuant to an agreement it had with Smurfit-Stone Container Canada Inc. The amount held in trust by the Monitor does not form part of the Closing Bank Balance.
13.	The Intercompany A/R Balance represents pre-filing and post-filing sales to paper customers in the United States by BCFPI through Bowater America Inc. This amount is assumed not to be stayed and is collected by BCFPI from Bowater America Inc. in the normal course. This balance represents trade A/R only and does not represent any amounts funded from BI to BCFPI pursuant to the BI/BCFPI DIP Facility.

APPPENDIX “I”

ACI GROUP KEY PERFORMANCE INDICATORS

ACI Group

KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	September	October	November	December	January	February	March	April

Newsprint	123,303	134,539	134,309	142,165	121,084	91,235	142,627	94,276

Specialty Paper	108,382	106,850	102,796	91,047	89,914	86,604	96,506	99,449

Pulp	2,478	4,726	5,347	5,513	4,270	4,187	6,949	6,087

	234,163	246,115	242,451	238,725	215,267	182,026	246,082	199,812

Net sales (US$000)	143,566	146,853	144,830	139,663	130,193	112,015	145,064	132,237

Net selling price per tonne (US$)	613	597	597	585	605	615	589	662

Mill Uptime (%)	76	78	81	80	77	79	79	83

Lumber

Sales (mbf)	66	63	81	68	64	76	102	86

Net sales (US$000)	19,739	18,932	22,071	18,907	19,048	22,947	32,866	29,302

Sales per mbf (US$)	297	301	273	280	296	303	322	342

APPENDIX “J”

BCFPI KEY PERFORMANCE INDICATORS

Bowater Canadian Forest Products Inc.

KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	September	October	November	December	January	February	March	April

Newsprint	21,734	21,538	22,681	20,217	16,002	28,217	41,719	34,099

Specialty Paper	6,588	5,603	5,702	4,986	5,348	3,470	7,541	4,726

Pulp	25,279	26,584	24,075	32,379	23,094	35,612	30,892	25,977

	53,601	53,724	52,458	57,582	44,444	67,299	80,152	64,802

Net sales (US$000)	29,188	30,076	30,592	34,018	26,416	39,998	46,027	40,826

Net selling price per tonne (US$)	545	560	583	591	594	594	574	630

Mill Uptime (%)	80	73	81	80	77	82	83	79

Lumber

Sales (mbf)	34	38	41	32	33	47	56	52

Net sales (US$000)	8,510	9,509	10,188	8,337	8,472	13,257	16,333	15,733

Sales per mbf (US$)	250	250	249	257	259	282	290	302